EXHIBIT 10.22
PROMISSORY NOTE

$28,000,000.00	February 15, 2008
Borrower (defined below)
c/o Grubb & Ellis Realty Investors, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
WACHOVIA BANK, NATIONAL ASSOCIATION
Real Estate Financial Services
General Banking Group
Mail Code: CA 6233
15750 Alton Parkway
Irvine, California 92618
NNN WESTERN PLACE, LLC, a Delaware limited liability company, NNN WESTERN PLACE 1, LLC, a Delaware limited liability company, NNN WESTERN PLACE 2, LLC, a Delaware limited liability company, NNN WESTERN PLACE 3, LLC, a Delaware limited liability company, NNN WESTERN PLACE 4, LLC, a Delaware limited liability company, NNN WESTERN PLACE 5, LLC, a Delaware limited liability company, NNN WESTERN PLACE 6, LLC, a Delaware limited liability company, NNN WESTERN PLACE 7, LLC, a Delaware limited liability company, and GREIT — WESTERN PLACE, LP, a Texas limited partnership (individually and collectively, the “Borrower”), jointly and severally promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of Twenty-Eight Million and No/100 Dollars ($28,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).
LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Lender and Borrower of even date herewith (the “Loan Agreement”), as modified from time to time. Terms not otherwise defined herein shall be as defined in the Loan Agreement.
USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: financing and operation of the Project in accordance with the Loan Agreement, and other uses reasonably approved by Lender.
SECURITY. Borrower has granted Lender a security interest in the collateral described in the Loan Documents, including, but not limited to, real and personal property collateral described in that certain Mortgage, Assignment, Security Agreement and Fixture Filing of even date herewith.

MATURITY OF THE LOAN: The outstanding principal balance of the Loan, together with all unpaid accrued interest thereon (not otherwise paid when due), and all other amounts payable by Borrower with respect to this Note or pursuant to the terms of any other Loan Documents (not otherwise paid when due), shall be due and payable in full on February 28, 2009 (the “Maturity Date”).
INTEREST RATE. Interest Period. Interest Rate Options. Interest shall accrue on the unpaid principal balance of the Loan from the date of the disbursement thereof at a rate per annum equal to the LIBOR Rate (as defined below) or the Prime Rate (as defined below), as selected by Borrower in accordance herewith (each, an “Interest Rate”). Interest shall be payable in arrears and shall be due on the first day of each calendar month and on the Maturity Date and on the date the outstanding principal amount of the Note is repaid in full. There shall be no more than one Interest Rate for the Loan in effect at any time. When the Prime Rate is selected for the Loan, it shall be adjusted from time to time, effective as of the date of each change in Lender’s Prime Rate and the Prime Rate shall continue to apply until another Interest Rate option is selected for the Loan pursuant to the subparagraph entitled “Notice and Manner of Borrowing and Rate Conversion”. When the LIBOR Rate is selected for the Loan, such rate shall apply for the Loan until another Interest Rate option is selected for the Loan pursuant to the subparagraph entitled “Notice and Manner of Borrowing and Rate Conversion.” Notice and Manner of Borrowing and Rate Conversion. Borrower shall give Lender irrevocable telephonic notice of each proposed rate conversion not later than 11:00 a.m. local time at the office of Lender first shown above (a) on the same business day as each rate conversion to the Prime Rate and (b) at least 2 business days before each proposed rate conversion to the LIBOR Rate. Each such notice shall specify (i) the date of such rate conversion, which shall be a business day and (ii) the Interest Rate selected by Borrower. Notices received after 11:00 a.m. local time at the office of Bank first shown above shall be deemed received on the next business day. Rate after Default. Upon the occurrence and during the continuance of an Event of Default, at the option of Lender, the outstanding principal balance of the Loan (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 4% plus the greater of the LIBOR Rate or the Prime Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in the Loan Documents or otherwise to limit any of Lender’s remedies under this Note or any of the other Loan Documents. Computation of Interest. Interest on all Advances shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment. Each determination of an Interest Rate by Lender pursuant to any provision of this Note shall be conclusive and binding on Lender and Borrower in the absence of manifest error. No Deductions. All payments of principal or interest under this Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be owed and paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note. As used herein, “LIBOR Rate” means, for any day, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars having a maturity of one month which appears on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on such day, or if such day is not a London Banking Day, then on the immediately preceding London Banking Day, plus 1.65% per annum; provided that, if no such offered rates appear on such page, the applicable “LIBOR Rate” shall instead be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by Lender, at approximately 10:00 a.m., New York City time, on such day, for deposits in U.S. dollars offered by leading European banks having a maturity of one month in a amount comparable to the outstanding principal amount of the Loan, plus 1.65% per annum; provided, further, that if on any day Lender is unable to determine the LIBOR Rate in the foregoing manner, the LIBOR Rate for such day shall be the rate per annum equal to the Prime Rate for such day. The LIBOR Rate and the Prime Rate are floating rates which may change daily. As used herein, “Prime Rate” means that rate announced by Lender from time to time as its prime rate and is one of several interest rate bases used by Lender; Lender lends at rates both above and below the Prime Rate, and Borrower acknowledges that the Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender. As used herein, “London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.
PREPAYMENT. Upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole or in part (provided Lender shall have no obligations to readvance any repaid principal), without prepayment premium (but subject to any costs set forth in any Swap Contract should Lender in its sole discretion elect to terminate any such Swap Contract provided by Lender or its Affiliate upon any such prepayment).
APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied in the following order: (i) late charges; (ii) impound payments for taxes and insurance required pursuant to the Loan Documents, if any, (iii) interest and (iv) principal. If an Event of Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.
If any payment received by Lender under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.
DEFINITIONS. Loan Documents. The term “Loan Documents”, shall have the meaning provided in the Loan Agreement. Obligations. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any Swap Contracts entered into in connection with the Loan between Borrower and Lender (or its Affiliate) whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 4% of each payment past due for 15 or more days (other than the final repayment of the principal of the Loan at maturity).
Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.
ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender’s reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or Bankruptcy proceeding.
EVENT OF DEFAULT. The occurrence of any of the following will be deemed to be an event of default (“Event of Default”) hereunder: (i) Failure of Borrower to pay any amounts due pursuant to this Note or the Loan Documents (including, without limitation, principal, interest, fees, or other amounts) within ten (10) days after the date such amount is due; or (ii) the occurrence of any other Event of Default under the Loan Agreement, or any of the other Loan Documents (including any amendment, modification or extension thereof) which is not cured within any applicable cure period (if any) set forth therein.
REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, at the option of Lender, the entire balance of principal of this Note, together with all accrued interest thereon, shall, without demand or notice, immediately become due and payable and so long as such Event of Default continues, the entire balance of principal together with all accrued interest shall bear interest at the Default Rate. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise any and all rights and remedies it may have under the Loan Documents, and under applicable law and in equity. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Loan Documents will operate as a waiver of such right.
FINANCIAL AND OTHER INFORMATION. Borrower shall timely deliver to Lender the information required under Section 10.8 of the Loan Agreement. Such information shall be true, complete, and accurate in all material respects.
WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.
MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Lender. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Lender from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the State of Texas without regard to that state’s conflict of laws principles. Notwithstanding Section 12.4 of the Loan Agreement, if the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the State of Texas and the state named in Lender’s address on the first page hereof. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to be given under this Note shall be given in accordance with the terms of Section 12.2 of the Loan Agreement. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Lender may, in its sole discretion, make other advances to or on behalf of Borrower which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received at the office of Lender first shown above after 1:00 p.m. local time in Charlotte, North Carolina shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction (excluding all excess profits taxes, franchise taxes, capital stock taxes, federal and state income taxes, and other taxes to the extent applicable to Lender’s general or net income) whether assessed at closing or arising from time to time.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN

DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
INTEREST RATE LIMITATION. It is the intent of Borrower and Lender and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury Law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Agreement, or otherwise, exceed the maximum nonusurious amount permitted by applicable Law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Lender shall ever receive anything of value which is characterized as interest under applicable Law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing under the Loan Documents in the inverse order of its maturity and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other obligations under the Loan Documents does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable Law” shall mean the Laws of the State where the Property is located or where the obligations under the Loan Documents are payable, or the federal Laws of the United States applicable to this transaction, whichever Laws allow the greatest interest, as such Laws now exist or may be changed or amended or come into effect in the future.
JOINT BORROWER PROVISIONS. If more than one Person signs this Note as Borrower, (a) the term “Borrower” shall mean each such Person and (b) the obligations of each Borrower shall be joint, several and independent. Section 12.29 of the Loan Agreement (the “Joint Borrower” provisions) is by this reference incorporated herein in its entirety. This Note may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.
PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Note and the Loan Documents were executed in the State of California and delivered to Lender in the State of Texas.

BORROWER: NNN WESTERN PLACE, LLC, a Delaware limited liability company By: NNN Western Place Manager, LLC, a Delaware limited liability company, its Manager

By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Manager

By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Office

NNN WESTERN PLACE 1, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President

By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

NNN WESTERN PLACE 2, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President

By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

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NNN WESTERN PLACE 3, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President

By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

NNN WESTERN PLACE 4, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President

By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

NNN WESTERN PLACE 5, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President
By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

NNN WESTERN PLACE 6, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President
By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

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NNN WESTERN PLACE 7, LLC, a Delaware limited liability company By: Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company, its Vice President
By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

GREIT — WESTERN PLACE, LP, a Texas limited partnership By: GREIT — Western Place GP, LLC, a Delaware limited liability company, its General Partner
By: G REIT Liquidating Trust dated January 22, 2008, a Maryland Trust, its Sole Member and Manager
By: Gary H. Hunt, W. Brand Inlow, Edward A. Johnson, D. Fleet Wallace, and Gary T. Wescombe, as Trustees of the G REIT Liquidating Trust dated January 22, 2008
By:	/s/ Andrea R. Biller
	Name:	Andrea R. Biller
	Title:	Authorized Representative

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